Exhibit 99.2

FOR IMMEDIATE RELEASE

Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. TO ADDRESS TRADEMARK REGISTRATION ISSUES

GLENDALE, Calif., February 9, 2007 — IHOP Corp. (NYSE: IHP) today disclosed that it has become aware of issues relating to the lapsing of certain IHOP  federal trademark and service mark registrations on file with the United States Patent and Trademark Office.  As a consequence of the lapsing of these registrations, IHOP’s Uniform Franchise Offering Circular (“UFOC”) must be revised.  Only certain franchise agreements entered into during and after November 2000 were affected by these federal trademark registration issues. IHOP will commence taking corrective measures required by state law with respect to franchisees of the affected restaurants.

IHOP is in the process of taking the steps necessary to obtain new registrations for the affected trademarks and service marks.  Additionally, IHOP has temporarily stopped offering franchises pending revisions to the UFOC and receipt of attendant state regulatory approvals.  The Company anticipates that the corrective measures required to resume offering franchises in 45 states will be completed very shortly and within the next few weeks with respect to the five remaining states; however, there can be no assurance that all requisite regulatory approvals will be obtained within this time frame.

The Company has not yet determined the extent or financial impact of the corrective measures, but believes that any issues regarding the validity of its federal trademark and service mark registrations will not have a material impact on the business of IHOP Corp. or its franchisees.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for more than 45 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California based IHOP Corp.  As of December 31, 2006, the end of IHOP’s fourth quarter, there were 1,302 IHOP restaurants in 49 states and Canada.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release.  They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP CORP.  •  INTERNATIONAL HOUSE OF PANCAKES, INC.  • IHOP REALTY CORP.  • IHOP PROPERTIES, INC.  • IHOP ENTERPRISES, INC.

include, but are not limited to: risks associated with the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new IHOP restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customer base or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP and International House of Pancakes brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission.  Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.